UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2003

INTERMOUNTAIN REFINING CO., INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-91191

NEW MEXICO	74-2329327
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1921 Bloomfield Boulevard
Farmington, New Mexico 87401
Telephone: (505) 326-2668
(Address, including zip code, and telephone number, including area code, of issuer's principal executive offices)

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Item 4: Changes in Registrant’s Certifying Accountant

Atkinson and Co., Ltd., in Albuquerque, New Mexico had performed the annual audit of Intermountain's financial statements since 1999. As previously reported, Atkinson and Co., Ltd. has advised Intermountain that they do not intend to register with the Public Company Accounting Oversight Board for the purpose of performing future audits of publicly held companies. Accordingly, Atkinson has declined to stand for re-election as Intermountain’s certifying accountant.

Atkinson’s report on the financial statements of Intermountain for the years ended February 28, 2002 and February 28, 2003 did not contain an adverse opinion, a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope or accounting principles.

There have been no disagreements between Intermountain and Atkinson regarding accounting principles or practices, financial disclosure, or audit scope of procedure during the two most recent fiscal years or any subsequent interim periods.

On September 17, 2003, Intermountain’s board of directors approved the engagement of Richey May & Co., LLP, in Englewood, Colorado to perform Intermountain’s annual audit for the year ended February 29, 2004 and to review Intermountain’s interim period reports beginning with the quarterly report on Form 10Q-SB to be filed with the Securities and Exchange Commission for the quarter ended August 31, 2003. Intermountain has not previously consulted with Richey May & Co. on any accounting, auditing or financial reporting issues.

 Signatures

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

Intermountain Refining Co., Inc.

Date: September 18, 2003 By: /s/ William N. Hagler
  William N. Hagler, President

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EXHIBIT A: Letter from former accountant addressed to SEC regarding Form 8-K disclosures

September 17, 2003

Securities and Exchange Commission

Washington, D.C 20549

Gentlemen:

We were previously principal accountants for Intermountain Refining Co., Inc. (Intermountain) and on April 16, 2003, we reported on the financial statements of Intermountain Refining Co., Inc. as of and for each of the two years in the period ended February 28, 2003. On September 17, 2003, we were replaced as principal accountants of Intermountain. We have read Intermountain’s statements included under Item 4 of its Form 8-K for September 17, 2003 and we agree with such statements.

Atkinson & Co., Ltd.

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